Execution Version JOINDER AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT This Joinder and Fifth Amendment to Loan and Security Agreement (this “Amendment”) dated as of March 14, 2016, is by between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), ROSETTA STONE LTD., a Virginia corporation (“Borrower”), and LEXIA LEARNING SYSTEMS LLC, a Delaware limited liability company (“New Borrower”). W I T N E S S E T H: WHEREAS, Borrower and Bank are party to that certain Loan and Security Agreement dated as of October 28, 2014, as amended by a certain First Amendment to Loan and Security Agreement dated March 31, 2015, as further amended by a certain Second Amendment to Loan and Security Agreement dated May 1, 2015, as further amended by a certain Third Amendment to Loan and Security Agreement dated June 26, 2015, and as further amended by a certain Fourth Amendment to Loan and Security Agreement dated December 29, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”); and WHEREAS, Borrower has requested that Bank agree to modify and amend certain terms and conditions of the Loan Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement. 2. Joinder and Assumption. New Borrower is a wholly-owned Subsidiary of Borrower. New Borrower hereby joins the Loan Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof. 3. Grant of Security Interest. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached hereto

2 and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens). New Borrower hereby authorizes Bank to file financing statements, without notice to New Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s Lien hereunder and under the other Loan Documents. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion. 4. Subrogation and Similar Rights. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement, or any other Loan Documents, Borrower irrevocably subordinates to the prior payment in full of the Obligations and the termination of the Bank’s commitment to make Advances to Borrower and agrees not to assert or enforce prior to the payment in full of the Obligations and the termination of the Bank’s commitment to make Advances to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Either Borrower may, acting singly, request Advances under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Advances thereunder. Each Borrower shall be jointly and severally obligated to repay all Advances made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Advances, as if each Borrower directly received all Advances. 5. Borrowing Base Restrictions. Until Bank has conducted an inspection of New Borrower’s Accounts, assets, and books and records, with results satisfactory to Bank in its reasonable discretion, the Accounts of New Borrower will not be included in the calculation of Borrowing Base, and none will be included in any Transaction Report submitted by Borrower. 6. Amendments to Loan Agreement.

3 (a) Section 2.1.1(a) (Revolving Advances; Availability). Section 2.1.1(a) is amended in its entirety and replaced with the following: “(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.” (b) Section 2.1.2 (Letters of Credit). The following new Section 2.1.2 is hereby inserted immediately following Section 2.1.1: “2.1.2 Letters of Credit. a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall at all times reduce the amount otherwise available for Advances under the Revolving Line and may not exceed Four Million Dollars ($4,000,000). b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105%) and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%), of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and

4 irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application. d) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges). e) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.” (c) Section 2.2 (General Provisions Relating to the Advances). Section 2.2 is amended in its entirety and replaced with the following: “2.2 Reserved.” (d) Section 2.3 (Overadvances). Section 2.3 is amended in its entirety and replaced with the following: “2.3 Overadvances. If, at any time, the outstanding principal amount of the Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.” (e) Section 2.4 (Payment of Interest on the Advances). Section 2.4 is amended in its entirety and replaced with the following: “2.4 Payment of Interest on the Advances. (a) Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%); provided, however, during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate. In each case, interest shall be payable quarterly in accordance with Section 2.4(d) below. (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is two percentage points (2.0%) above the rate that would otherwise be applicable

5 thereto (the “Default Rate”). Payment or acceptance of the increased interest provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank. (c) Adjustment to Interest Rate. Changes to the interest rate of any Advance based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change. (d) Payment; Interest Computation. Interest is payable quarterly on the last calendar day of each quarter and shall be computed on the basis of a 360- day year for the actual number of days elapsed. In computing interest on any Advance, the date of the making of such Advance shall be included and the date of payment shall be excluded; provided, however, that if any Advance is repaid on the same date on which it is made, such day shall be included in computing interest on such Advance.” (f) Section 2.5(c) (Fees; Unused Revolving Line Facility Fee). Section 2.5(c) is amended in its entirety and replaced with the following: “(c) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the first day of each calendar quarter occurring after the Effective Date and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to forty-five hundredths of one percent (0.45%) per annum of the average unused portion of the Revolving Line, as determined by Bank (which determination shall, absent manifest error in calculation, be presumed correct). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line Advances outstanding;” (g) Section 3.2(a) and (b) (Conditions Precedent to all Advances). Sections 3.2(a) and (b) are amended in their entirety and replaced with the following: “(a) timely receipt of an executed Transaction Report (which Transaction Report will not be required if such Advance is made to satisfy Obligations which have become due); (b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Transaction Report and on the Funding Date of each Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and” (h) Section 3.4(a) (Procedures for Borrowing). Section 3.4(a) is amended in its entirety and replaced with the following:

6 “(a) Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Transaction Report executed by an Authorized Signer or without instructions if any Advance is necessary to meet Obligations which have become due. Such Transaction Report must be received by Bank prior to 12:00 p.m. Eastern time on the Funding Date of the Advance, specifying the amount of the Advance.” (i) Section 3.5, Section 3.6 and Section 3.7 of the Loan Agreement are deleted in their entirety. (j) Section 5.12 (Accounts Receivable). The following new Section 5.12 is hereby inserted immediately following Section 5.11: “5.12 Accounts Receivable. (a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account. (b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.” (k) Section 6.2(a) and (b) (Financial Statements, Reports, Certificates). Section 6.2(a) and (b) are amended in their entirety and replaced with the following: “(a) Monthly or Quarterly Financial Statements. (i) If there are Advances outstanding under the Revolving Line, as soon as available, but no later than thirty (30) days after the last day of each month or (ii) if there are no Advances outstanding under the Revolving Line, as soon as available but no later than forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Ultimate Parent and each of its consolidated Subsidiary’s operations for such month or fiscal quarter, as applicable, certified by a Responsible Officer and in a form reasonably acceptable to Bank (the “Monthly Financial Statements”); (b) Monthly or Quarterly Compliance Certificate. Together with the Monthly Financial Statements (or quarterly, as applicable), a duly completed Compliance

7 Certificate signed by a Responsible Officer, certifying, as of the end of such calendar month or fiscal quarter, as applicable, as to whether the Credit Parties were in compliance with all of the terms and conditions of this Agreement, and, if a Default or Event of Default exists, specifying the details thereof any action taken or proposed to be taken with respect thereto, and setting forth calculations of the financial covenants set forth in Section 6.8;” (l) Section 6.2 (Financial Statements, Reports, Certificates). The following new Section 6.2(h) and (i) are hereby inserted immediately following subsection (g): “(h) a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) on the first Business Day of each month and the fifteenth (15) day of each month when a Streamline Period is not in effect and there are Advances outstanding under the Revolving Line, (iii) within thirty (30) days after the end of each month when a Streamline Period is in effect and there are Advances outstanding under the Revolving Line, and (iv) within forty-five (45) days after the end of each fiscal quarter if there are no Advances outstanding under the Revolving Line; and (i) (x) on the first Business Day of each month and the fifteenth (15) day of each month when a Streamline Period is not in effect and there are Advances outstanding under the Revolving Line, (y) within thirty (30) days after the end of each month when a Streamline Period is in effect and there are Advances outstanding under the Revolving Line, and (z) within forty-five (45) days after the end of each fiscal quarter if there are no Advances outstanding under the Revolving Line, (A) accounts receivable agings, aged by invoice date, (B) accounts payable report, listed by invoice date, and outstanding or held check registers, if any, and (C) reconciliations of accounts receivable agings (aged by invoice date), and general ledger, in each case as of the last day of the most recent month or fiscal quarter, as applicable.” (m) Section 6.4 (Collection of Accounts). Section 6.4 is amended in its entirety and replaced with the following: “6.4. Accounts Receivable. (a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank Transaction Reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts included in a Transaction Report. In addition, if an Event of Default has occurred and is continuing, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property

8 evidencing or securing any such Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos. Nothing in this Section 6.4(a) shall obligate Borrower to deliver any item that is privileged attorney client communication. (b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts included in a Transaction Report. Borrower may forgive (completely or partially), compromise, or settle any such Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base. (c) Collection of Accounts. Each Credit Party shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account (with respect to check receipts) or such other “blocked account” as may be specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Such payments and proceeds shall be (X) prior to the occurrence and continuance of an Event of Default, (i) during a Streamline Period, transferred to the Designated Deposit Account or (ii) if a Streamline Period is not in effect, applied to immediately reduce the Obligations, and (Y) following the occurrence and continuance of an Event of Default, applied pursuant to Section 9.4. (d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, excluding Inventory that Borrower has consigned to Account Debtors in the ordinary course of business, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory. (e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account.

9 (f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.” (n) Section 6.15 (Remittance of Proceeds). The following new Section 6.15 is hereby inserted immediately following Section 6.14: “6.15 Remittance of Proceeds. Except (i) as otherwise provided in Section 6.4(c), (ii) if a Streamline Period is in effect, (iii) if no Advances are outstanding under the Revolving Line, or (iv) in respect of a Permitted Transfer, deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.6(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.” (o) Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following: “Adjusted EBITDA” means (a) GAAP Net Income plus (b) Interest Expense (less interest income), (c) income tax benefit and expense, (c) depreciation, (d) amortization and (e) stock-based compensation expense, (f) other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)” line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP), (g) goodwill impairment, (h) the change in Deferred Revenue (excluding acquired Deferred Revenue), less (i) the change in deferred commissions, (j) any items related to the litigation with Google Inc., (k) restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions, and (l) all adjustments related to recording the non-cash tax valuation allowance for deferred tax

10 assets (with items (k) and (l) not to exceed an aggregate amount of $8,500,000 for the twelve (12) month period following the Fifth Amendment Effective Date). “Availability Amount” is (a) the lesser of (i) the Revolving Line (which, for the avoidance of doubt, is reduced by the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve)) or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances. “Revolving Line Maturity Date” is January 1, 2018. (p) Section 13.1 (Definitions). The following new terms and their respective definitions are hereby inserted into Section 13.1, each in their respective alphabetical order: “Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report (provided, however, Eligible Accounts with respect to clauses (b), (c), (d) and (q) shall not include Accounts in excess of ninety (90) days of invoice date to the extent the aggregate amount of such Accounts exceeds ten percent (10%) of Eligible Accounts), plus (b) during a Non-Formula Period, the Non-Formula Amount; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment upon prior consultation with Borrower to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value; provided, further that in the event Bank exercises such right to decrease the foregoing percentage, such circumstance shall not in and of itself constitute a Material Adverse Change or create an inference that a Material Adverse Change has occurred. “Cash Collateral Account” is defined in Section 6.4(c). “Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.12, (minus any discounts, credits, reserves for bad debt, customer adjustments, or other offsets which relate to such Accounts). Bank reserves the right at any time upon prior consultation with Borrower to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include: a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent; b) Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date regardless of invoice payment period terms; c) Accounts with credit balances over one hundred twenty (120) days from invoice date;

11 d) Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within one hundred twenty (120) days of invoice date; e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or such other jurisdictions approved by Bank in writing in its sole and absolute discretion on a case-by-case basis; f) Accounts billed from and/or payable to Borrower outside of the United States unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws (sometimes called foreign invoiced accounts); g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts); h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended; i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional; j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre- billings), other than any such Accounts with respect to which Borrower has recorded Deferred Revenue; k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts); l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings); m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

12 n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts); o) Accounts for which the Account Debtor has not been invoiced; p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business; q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred twenty (120) days; r) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor; s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts); t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; u) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except for Amazon.com, Inc., for which such percentage is forty percent (40%), for the amounts that exceed that percentage, unless Bank approves in writing; and v) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices. “Fifth Amendment Effective Date” is March 14, 2016. “Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s books and records, with results satisfactory to Bank in its reasonable discretion. “Letter of Credit Application” is defined in Section 2.1.2(b). “Letter of Credit Reserve” is defined in Section 2.1.2(e). “Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted cash held at such time by Borrower in Deposit Accounts or Securities Accounts

13 maintained with Bank or its Affiliates plus (b) the Availability Amount (excluding the Non-Formula Amount from the Borrowing Base). “Monthly Financial Statements” is defined in Section 6.2(a). “Non-Formula Amount” is Five Million Dollars ($5,000,000) “Non-Formula Period” is, on and after the Fifth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount at all times greater than Twenty Five Million Dollars ($25,000,000) (the “Non-Formula Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Non-Formula Balance, subject, however, to Bank’s reasonable determination made within a reasonable time after its receipt of the relevant report that Borrower has maintained the requisite Liquidity in the relevant time periods. “Streamline Period” is, on and after the Fifth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount at all times greater than Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved, subject, however, in each such case to Bank’s reasonable determination made within a reasonable time after receipt of the relevant report that Borrower has maintained the requisite Liquidity in the relevant time periods. “Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit B, with appropriate insertions. (q) Section 13.1 (Definitions). The following terms and their respective definitions are hereby deleted from Section 13.1 in their entirety: “Current Liabilities” are all Obligations of Borrower to Bank, plus, without duplication, the aggregate amount of total liabilities of Ultimate Parent and its Subsidiaries that mature within one (1) year, minus Deferred Revenue. “LIBOR” means, with respect to each day during each Interest Period pertaining to ) a LIBOR Advance the rate per annum determined by Bank by reference to the ICE

14 Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Reuters or any successor thereto or any other commercially available service selected by Bank which provides quotations of LIBOR. In the event that Bank determines that LIBOR is not available, “LIBOR” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Bank for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Advance for which LIBOR is then being determined with maturities comparable to such period, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period. “LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate. “LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period. “LIBOR Rate Margin” is two and one-quarter percent (2.25%). “Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit B, with appropriate insertions. “Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit C, with appropriate insertions. “Prime Rate Advance” means an Advance that bears interest based at the Prime Rate. “Prime Rate Margin” is one and one-quarter percent (1.25%). “Quarterly Financial Statements” is defined in Section 6.2(a). “Quick Assets” is, on any date, Ultimate Parent’s consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP. “Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor), or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or

15 under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. “Reserve Requirement” for any day as applied to a LIBOR Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. (r) Exhibit B, Exhibit D and Exhibit E to the Loan Agreement are hereby amended in their entireties and replaced by Exhibit B, Exhibit D and Exhibit E attached hereto. (s) Exhibit C of the Loan Agreement is hereby deleted in its entirety. 7. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of Bank: (a) This Amendment shall have been duly executed and delivered by the respective parties hereto. Bank shall have received a fully executed copy hereof. (b) All necessary consents and approvals to this Amendment shall have been obtained by Borrower. (c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing. (d) Bank shall have received the fees costs and expenses required to be paid pursuant to Section 10 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder). 8. Post-Closing Requirements. Failure by Borrower to comply with any of the following within the time period indicated, or such longer period as Bank may agree in its reasonable discretion, shall constitute an immediate Event of Default for which no cure or grace periods apply: (a) Within seven (7) days after the Fifth Amendment Effective Date, Borrower shall deliver to Bank a certificate of good standing for each Credit Party certified by the Secretary of State of such Credit Party’s respective state of formation, together with duly executed signatures to a completed Borrowing Resolution for each Borrower; (b) Within ten (10) days after the Fifth Amendment Effective Date, Borrower shall provide Bank with evidence satisfactory to Bank that the insurance policies and

16 endorsements thereto required by Section 6.6 of the Loan Agreement are in full force and effect; (c) Within thirty (30) days after the Fifth Amendment Effective Date, Borrower shall deliver to Bank a landlord consent in favor of Bank for 300-310 Baker Avenue, Concord, MA 01742 by the landlord thereof, together with the duly executed original signatures thereto; (d) Within thirty (30) days after the Fifth Amendment Effective Date, Borrower shall deliver to Bank an updated Perfection Certificate, together with the duly executed signatures thereto, and take whatever actions Bank may deem reasonably necessary after Bank’s review of such updated Perfection Certificate in order for Bank to obtain, perfect and maintain a first priority security interest (subject to Permitted Liens) in all Collateral referenced therein; and (e) Within forty-five (45) days after the Fifth Amendment Effective Date, Bank shall have completed the Initial Audit; provided, however, prior to the completion thereof and review by Bank to its reasonable satisfaction, no Advances under the Revolving Line shall be made by Bank. 9. Representations and Warranties. Borrower hereby represents and warrants to Bank as follows: (a) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law). (b) Its representations and warranties set forth in this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the performance of Borrower under the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of Borrower and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of Borrower or (B) constitute a violation by Borrower of any applicable material Requirement of Law.

17 Borrower acknowledges that Bank has acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this Amendment and in connection with the other Loan Documents. Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate. 10. Payment of Costs and Expenses Borrower shall pay to Bank a fully-earned, non- refundable amendment fee equal to Sixty Two Thousand Five Hundred Dollars ($62,500), which fee shall be paid on the Fifth Amendment Effective Date. In addition, Borrower shall pay to Bank all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by Bank). 11. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Loan Agreement as amended by this Amendment shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 12. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to

18 deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. 13. Effect on Loan Documents. (a) The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Loan Agreement or of any Loan Documents or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Borrower hereby ratifies and reaffirms its obligations under the Loan Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Loan Agreement set forth in this Amendment shall impair Borrower’s obligations under the Loan Documents or Bank’s rights under the Loan Documents. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to Bank as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Borrower acknowledges and agrees that the Loan Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that Borrower has no defenses to enforcement of the Loan Documents. Borrower waives any and all defenses to enforcement of the Loan Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Loan Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. (b) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby. (c) This Amendment is a Loan Document. 14. Entire Agreement. This Amendment constitutes the entire agreement between Borrower and Bank pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Loan Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Loan Agreement as amended hereby.

19 15. Release. Borrower may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Loan Agreement or the other Loan Documents. Bank and Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus Borrower makes the releases contained in this Section 10. In consideration of Bank entering into this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Bank and its directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalf (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Borrower represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omission of the Released Parties which on the date hereof would be the basis of a claim by Borrower against the Released Parties which is not released hereby. Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims. 16. Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction. [SIGNATURE PAGES FOLLOW]

1 EXHIBIT A – COLLATERAL DESCRIPTION The Collateral consists of all of New Borrower’s right, title and interest in and to the following personal property: All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and All Credit Party’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing; provided, however, that notwithstanding anything to the contrary contained in the foregoing, the security interests created by this Agreement shall not extend to, and the term “Collateral” (including all of the individual items comprising Collateral) shall not include, any Excluded Collateral.

1 EXHIBIT B TRANSACTION REPORT

Transaction Report Company name Rosetta Report number Report date Gross A/R Balance -$ Unbilled A/R Balance -$ Beg Loan Balance -$ Unrestricted Cash at SVB -$ Today's Loan Advance Request -$ SALES JOURNAL Invoices: Credit Memos: -$ Misc. Adj. - Sales related: -$ Net New Invoices -$ CASH RECEIPTS JOURNAL A/R Collections: Collections applied to Loan: Net Collections Applied to Loan -$ RESERVES / LC Sublimit Misc. if applicable -$ General Input Sheet Confidential | Rev. 01-26-10 svb.com 1893192.1 1958682.1

Rosetta Transaction Report Report No: 0 Date January 0, 1900 ACCOUNTS RECEIVABLE COLLATERAL Beginning A/R Balance Per Previous Report -$ Add: Sales for Period -$ Add: Credit Memos -$ Miscellaneous Adjustments Less: Collections for Period (adjustment to number to tie back to AR) -$ Ending Accounts Receivable Balance -$ Deduct: Ineligible Accounts Receivable -$ Total Eligible Accounts Receivable -$ COMPUTATION OF BORROWING AVAILABILITY Gross A/R Advance Rate 80% -$ Unbilled A/R Advance Rate 80% -$ Lower of Calculated Availability or Line limit 25,000,000$ -$ Reserves / LC Sublimit (if applicable): -$ Net Borrowing Availability: Before Loans -$ COMPUTATION OF LOAN Beginning Loan Balance -$ Less: Collections Applied to Loan -$ Misc. Adjustments -$ Ending Loan Balance - Before Loan Request -$ Unused Borrowing Availability Before Loan Request -$ Unrestricted Cash at SVB -$ Liquidity -$ NF Availability -$ Total Availability -$ New Loan Request: The undersigned hereby requests a loan advance in the amount shown adjacent hereto. Please deposit loan proceeds to my: SVB Checking Account Advance = -$ New Loan Balance - After Loan Advance -$ Remaining Unused Borrowing Availability - After Loan Request -$ The above described Collateral is subject to a security interest in favor of SILICON VALLEY BANK pursuant to the terms and conditions of a Loan & Security Agreement's, as executed by and between SILICON VALLEY BANK and the undersigned. Transaction Report and Loan Request Confidential | Rev. 01-26-10 svb.com 1893192.1 1958682.1

INELIGIBLE CALCULATION Rosetta As of: 1/0/1900 Report No: 0 Date 1/0/1900 Ineligibles As of Intercompany / Affiliate / Employee 120 Days Past Invoice Date -$ Credit Balances over 120 Days Balance of 50% over 120 Day Accounts (Cross-Age or Current Affected) Foreign Account Debtor Accounts Foreign Invoiced and/or Collected Accounts Contra / Customer Deposit Accounts Concentration Limits U.S. Government Accounts Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts Accounts with Memo or Pre-Billings; Contract Accounts; Accounts with Progress / Milestone Billings Accounts for Retainage Billings Trust / Bonded Accounts Bill and Hold Accounts Unbilled Accounts Non-Trade Accounts (If not already deducted above) Accounts with Extended Term Invoices (Net 120+) Chargebacks Accounts / Debit Memos Product Returns/Exchanges Disputed Accounts; Insolvent Account Debtor Accounts Deferred Revenue Other Total Ineligible Accounts: (to BBC) -$ Ineligible Calculation Confidential | Rev. 01-26-10 svb.com 1893192.1 1958682.1

1 EXHIBIT D COMPLIANCE CERTIFICATE TO: SILICON VALLEY BANK Date: FROM: ROSETTA STONE LTD. and LEXIA LEARNING SYSTEMS LLC The undersigned authorized officer of Rosetta Stone Ltd. and Lexia Learning Systems LLC (each and together, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Each Credit party is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Credit Party and each of its Subsidiaries, has timely filed all required tax returns and reports, and each Credit Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Credit Party or Subsidiary except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement. Please indicate compliance status by circling Yes/No under “Complies” column. Reporting Covenants Required Complies Monthly or Quarterly financial statements with Compliance Certificate Monthly within 30 days when there are Advances outstanding; quarterly within 45 days when there are no Advances outstanding Yes No Annual financial statement (CPA Audited) with Compliance Certificate FYE within 90 days Yes No 10-Q, 10-K and 8-K Within 5 days after filing with SEC Yes No Projections FYE within 90 days Yes No A/R Agings & A/P Report Bi-weekly when a Streamline Period is not in effect and there are Advances outstanding; monthly within 30 days when a Streamline Period is in effect and there are Advances outstanding; quarterly within 45 days when there are no Advances outstanding Yes No Transaction Reports Bi-weekly when a Streamline Period is not in effect and there are Advances outstanding; monthly within 30 days when a Streamline Period is in effect and there are Advances outstanding; quarterly within 45 days when there are no Advances outstanding; and with Yes No

2 each request for an Advance The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if registrations, state “None”) ___________________________________________________________________________________________ Financial Covenants Required Actual Complies Achieve on a Quarterly Basis: Minimum Liquidity $12,500,000 $ Yes No Minimum EBITDA * $ Yes No *See Section 6.8(b) Streamline Period Applies Liquidity > $17,500,000 Yes No Non-Formula Period Applies Liquidity > $25,000,000 Yes No The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate. Other Matters Have there been any amendments of or other changes to the capitalization table of the Credit Parties and to the Operating Documents of any Credit Party or any of its Subsidiaries since the date of the most recently delivered Compliance Certificate? If yes, provide copies of any such amendments or changes with this Compliance Certificate to the extent not previously delivered to Bank. Yes No The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”) ------------------------------------------------------------------------------------------------------------------------------- ROSETTA STONE LTD. LEXIA LEARNING SYSTEMS LLC By: Name: Title: BANK USE ONLY Received by: _____________________ AUTHORIZED SIGNER Date: _________________________ Verified: ________________________ AUTHORIZED SIGNER Date: _________________________ Compliance Status: Yes No

1 Schedule 1 to Compliance Certificate Financial Covenants of Borrower In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern. Dated: ____________________ I. Liquidity (Section 6.8(a)) Required: $12,500,000 Actual: A. Aggregate value of the unrestricted cash maintained in Deposit Accounts or Securities Accounts at Bank or its Affiliates $ B. Availability Amount (excluding the Non-Formula Amount from the Borrowing Base) $ C. Liquidity (line A plus line B) $ Is line C equal to or greater than $12,500,000? No, not in compliance Yes, in compliance

2 II. ADJUSTED EBITDA (Section 6.8(b)) Required: Period Adjusted EBITDA Three (3) month period ending March 31, 2016 ($17,500,000) Six (6) month period ending June 30, 2016 ($24,500,000) Nine (9) month period ending September 30, 2016 ($14,000,000) Twelve (12) month period ending December 31, 2016 ($9,000,000) Twelve (12) month period ending March 31, 2017, and quarterly for each twelve (12) month period thereafter ($7,500,000) Actual (for the cumulative period referenced): A. Net Income $ B. To the extent included in the determination of Net Income 1. Interest Expense $ 2. Income tax benefit and expense $ 3. Depreciation expense $ 4. Amortization expense $ 5. Stock-based compensation expense $ 6. other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)”" line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP) $ 7. Goodwill impairment $ 8. Change in Deferred Revenue $ 9. Change in deferred commissions $ 10. items related to the litigation with Google Inc.

3 11. restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions (not to exceed an aggregate amount, when added to the adjustments listed in line 12, of $8,500,000 for the twelve (12) month period following the Fifth Amendment Effective Date) $ 12. adjustments related to recording the non-cash tax valuation allowance for deferred tax assets (not to exceed an aggregate amount, when added to the costs listed in line 11, of $8,500,000 for the twelve (12) month period following the Fifth Amendment Effective Date) $ 13. Total Line B: The sum of lines 1 through 8 minus lines 9 through 12 $ C. ADJUSTED EBITDA (line A plus line B) $ Is line C at least (loss not worse than) $______________? No, not in compliance Yes, in compliance

4 EXHIBIT E FINANCIAL COVENANTS Achieve on a consolidated basis with respect to Ultimate Parent and its Subsidiaries: (a) Liquidity. Maintain at all times, to be certified to Bank as of the last day of each month, Liquidity equal to or greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000). (b) Adjusted EBITDA. Adjusted EBITDA, measured on a cumulative basis as of the end of each fiscal quarter during the periods specified below, of at least (loss not worse than) the following: Period Adjusted EBITDA Three (3) month period ending March 31, 2016 ($17,500,000) Six (6) month period ending June 30, 2016 ($24,500,000) Nine (9) month period ending September 30, 2016 ($14,000,000) Twelve (12) month period ending December 31, 2016 ($9,000,000) Twelve (12) month period ending March 31, 2017, and quarterly for each trailing twelve (12) month period thereafter ($7,500,000) 1954360.5